EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-162632) of Advaxis, Inc. of our report dated February 19, 2010, on the balance sheets of Advaxis, Inc. (a development stage company) as of October 31, 2009 and 2008, and the related statements of operations, stockholders’ equity (deficiency), and cash flows for the years then ended and for the cumulative period March 1, 2002 (inception) to October 31, 2009, for which the period from March 1, 2002 (inception) to October 31, 2006 was audited by other auditors.  Our report dated February 19, 2010, relating to the financial statements includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern.

We also consent to the reference to our firm under the captions “Experts” in such Registration Statement.

/s/ MCGLADREY & PULLEN, LLP

McGladrey & Pullen, LLP
New York, New York
February 24, 2010